                                                                    EXHIBIT 99.2


                          Consent of Alliant Partners

December 20, 1999



We hereby consent to the inclusion of our opinion letter dated November 18, 1999 to the Board of Directors of ConnectInc.com, Co. as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Calico Acquisition, Inc. a wholly-owned subsidiary of Calico Commerce, Inc., with and into ConnectInc.com, Co., and to the references to such opinion in the Proxy Statement/Prospectus.

Alliant Partners


By:    /s/ James L. Kochman
       ----------------------------

Name:  James L. Kochman
       ----------------------------

Title: Managing Partner
       ----------------------------